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                                                                     EXHIBIT (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-2 of our report dated April 13, 2011 relating to the financial statement and financial highlights which appear in the February 28, 2011 Annual Reports to Shareholders of Invesco Van Kampen Senior Loan Fund. We also consent to the references to us under the headings "Financial Highlights," "Persons to Whom Invesco Provides Non-Public Portfolio Holdings on an Ongoing Basis" and "Other Service Providers" in such Registration Statement.

PricewaterhouseCoopers LLP
Houston, Texas
June 27, 2011